Exhibit 99.1

Infinera Corporation Fourth Quarter and Fiscal 2023 Summary of Key Financial Results

San Jose, Calif., May 13, 2024 - Infinera Corporation (NASDAQ: INFN) has issued a press release with a summary of key financial results for the fourth quarter and fiscal year ended December 30, 2023. The press release is also published on Infinera’s Investor Relations website.
GAAP revenue for the quarter was $453.5 million compared to $392.4 million in the third quarter of 2023 and $485.9 million in the fourth quarter of 2022.
GAAP gross margin for the quarter was 38.6% compared to 40.3% in the third quarter of 2023 and 37.1% in the fourth quarter of 2022. GAAP operating margin for the quarter was 2.5% compared to 2.0% in the third quarter of 2023 and 5.2% in the fourth quarter of 2022.
GAAP net income for the quarter was $12.9 million, or $0.06 per diluted share, compared to net loss of $(9.4) million, or $(0.04) per diluted share, in the third quarter of 2023, and net income of $33.5 million, or $0.14 per diluted share, in the fourth quarter of 2022.
Non-GAAP gross margin for the quarter was 39.6% compared to 41.9% in the third quarter of 2023 and 38.7% in the fourth quarter of 2022. Non-GAAP operating margin for the quarter was 7.2% compared to 7.7% in the third quarter of 2023 and 10.5% in the fourth quarter of 2022.
Non-GAAP net income for the quarter was $28.6 million, or $0.12 per diluted share, compared to $19.9 million, or $0.08 per diluted share, in the third quarter of 2023, and $40.3 million, or $0.16 per diluted share, in the fourth quarter of 2022.
GAAP revenue for the year was $1,614.1 million compared to $1,573.2 million in 2022. GAAP gross margin for the year was 38.6% compared to 34.1% in 2022. GAAP operating margin for the year was (0.3)% compared to (3.8)% in 2022. GAAP net loss for the year was $(25.2) million, or $(0.11) per diluted share, compared to $(76.0) million, or $(0.35) per diluted share, in 2022.
Non-GAAP gross margin for the year was 39.9% compared to 37.3% in 2022. Non-GAAP operating margin for the year was 5.4% compared to 4.4% in 2022. Non-GAAP net income for the year was $53.4 million, or $0.23 per diluted share, compared to $26.1 million, or $0.12 per diluted share, in 2022.
A further explanation of the use of non-GAAP financial information and a reconciliation of each of the non-GAAP financial measures to the most directly comparable GAAP financial measure can be found at the end of this press release.
On May 6, 2024, the Company announced that it expected to file its fiscal year 2023 Annual Report on Form 10-K (“Form 10-K”) on or before May 13, 2024. Due to process delays in the finalization of the audit of its fiscal year 2023 financial statements, the Company currently expects to file its Form 10-K on or before May 17, 2024.
As a result, the Company currently expects to file its Quarterly Report on Form 10-Q for its fiscal quarter ended March 30, 2024 on or before May 21, 2024.
Fourth Quarter 2023 Investor Slides to be Made Available Online After the Filing of Form 10-K
Investor slides reviewing Infinera's fourth quarter of 2023 financial results will be furnished to the U.S. Securities and Exchange Commission (SEC) on a Current Report on Form 8-K and published on Infinera's Investor Relations website after filing its Form 10-K.

Contacts:
Media: Anna Vue Tel. +1 (916) 595-8157 avue@infinera.com	Investors: Amitabh Passi, Head of Investor Relations Tel. +1 (669) 295-1489 apassi@infinera.com
About Infinera
Infinera is a global supplier of innovative open optical networking solutions and advanced optical semiconductors that enable carriers, cloud operators, governments, and enterprises to scale network bandwidth, accelerate service innovation, and automate network operations. Infinera solutions deliver industry-leading economics and performance in long-haul, submarine, data center interconnect, and metro transport applications. To learn more about Infinera, visit www.infinera.com, follow us on X and LinkedIn, and subscribe for updates.
Infinera and the Infinera logo are registered trademarks of Infinera Corporation.
Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or Infinera's future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or the negative of these words or similar terms or expressions that concern Infinera's expectations, strategy, priorities, plans or intentions. Forward-looking statements in this press release include, but are not limited to, statements regarding the Company’s expectations related to the timing of filing of its Form 10-K for the fiscal year ended December 30, 2023, its expectations related to the filing of its Form 10-Q for the fiscal quarter ended March 30, 2024 and its expectations related to the furnishing of the investor slides reviewing the Company’s fourth quarter of 2023 financial results. Infinera’s auditors have not completed their audit of its financial results for the fiscal 2023 period, their review of its financial results for the fourth quarter of fiscal 2023 or their review of its financial results for the first quarter of fiscal 2024.
Infinera’s financial results for the fourth quarter of and full fiscal year 2023 are subject to all aspects of the final quarterly and annual review process and may change as a result of new information that arises, or new determinations that are made, in this process.
These forward-looking statements are based on estimates and information available to Infinera as of the date hereof and are not guarantees of future performance; actual results could differ materially from those stated or implied due to risks and uncertainties. The risks and uncertainties that could cause Infinera’s results to differ materially from those expressed or implied by such forward-looking statements include but are not limited to, Infinera’s expectations regarding revenue, gross margin, operating expenses, cash flows and other financial items and the drivers related to these; demand growth for additional network capacity and the level and timing of customer capital spending and excess inventory held by customers beyond normalized levels; delays in the development, introduction or acceptance of new products or in releasing enhancements to existing products; aggressive business tactics by Infinera’s competitors and new entrants and Infinera's ability to compete in a highly competitive market; supply chain and logistics issues, including delays, shortages, components that have been discontinued and increased costs, and Infinera's dependency on sole source, limited source or high-cost suppliers; dependence on a small number of key customers; product performance problems; the complexity of Infinera's manufacturing process; Infinera's ability to identify, attract, upskill and retain qualified personnel; challenges with our contract manufacturers and other third-party partners; the effects of customer and supplier consolidation; dependence on third-party service partners; Infinera’s ability to respond to rapid technological changes; failure to accurately forecast Infinera's manufacturing requirements or customer demand; the effects of public health emergencies; Infinera’s future capital needs and its ability to generate the cash flow or otherwise secure the capital necessary to meet such capital needs; the effect of global and regional economic conditions on Infinera’s business, including effects on purchasing decisions by customers; the adverse impact inflation and higher interest rates may have on Infinera by increasing costs beyond what it can recover through price increases; restrictions to our operations resulting from loan or other credit agreements; the impacts of any restructuring plans or other strategic efforts on our business; Infinera’s international sales and operations; the impacts of foreign currency fluctuations; the effective tax rate of Infinera, which may increase or fluctuate; potential dilution from the issuance of additional shares of common stock in connection with the conversion of Infinera's convertible senior notes; Infinera’s ability to protect its intellectual property; claims by others that Infinera infringes on their intellectual property rights; security incidents, such as data breaches or cyber-attacks; Infinera's ability to comply with various rules and regulations, including with respect to export control and trade compliance, environmental, social, governance, privacy and data protection matters; events that are outside of Infinera's control, such as natural disasters, acts of war or terrorism, or other catastrophic events that could harm Infinera's operations; Infinera’s ability to remediate its recently disclosed material weaknesses in internal control over financial reporting in a timely and effective manner, and other risks and uncertainties detailed in Infinera’s SEC filings from time to time; and statements of assumptions underlying any of the foregoing. More information on potential factors that may impact Infinera’s business are set forth in Infinera’s period reports filed with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 27, 2023, and amended February 29, 2024, and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, filed with the SEC on February 29, 2024, as well as subsequent reports filed with or furnished to the SEC from time to time. These SEC filings are available on Infinera’s website at www.infinera.com and the SEC’s website at www.sec.gov. Infinera assumes no obligation to, and does not currently intend to, update any such forward-looking statements.

Use of Non-GAAP Financial Information
In addition to disclosing financial measures prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP), this summary of key financial results and the accompanying tables contain certain non-GAAP financial measures that exclude in certain cases stock-based compensation expenses, amortization of acquired intangible assets, restructuring and other related costs, inventory related charges, global distribution center transition costs, warehouse fire loss (recovery), litigation charges, gain on extinguishment of debt, foreign exchange (gains) losses, net, and income tax effects. Infinera believes these adjustments are appropriate to enhance an overall understanding of its underlying financial performance and also its prospects for the future and are considered by management for the purpose of making operational decisions. In addition, the non-GAAP financial measures presented in this summary of key financial results are the primary indicators management uses as a basis for its planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for gross margin, operating expenses, operating margin, net income (loss) and net income (loss) per common share prepared in accordance with GAAP. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations.
For a description of these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP financial measures, please see the table titled “GAAP to Non-GAAP Reconciliations” and related footnotes.

Infinera Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three months ended		Twelve months ended
	December 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022
Revenue:
Product	$373,172	$398,880	$1,304,229	$1,268,624
Services	80,284	87,056	309,899	304,618
Total revenue	453,456	485,936	1,614,128	1,573,242
Cost of revenue:
Cost of product	233,693	255,449	810,845	852,476
Cost of services	42,643	45,485	167,532	161,630
Amortization of intangible assets	—	4,451	10,621	23,138
Restructuring and other related costs	2,218	37	2,218	222
Total cost of revenue	278,554	305,422	991,216	1,037,466
Gross profit	174,902	180,514	622,912	535,776
Operating expenses:
Research and development	79,645	77,986	316,879	306,188
Sales and marketing	42,532	41,373	166,938	146,445
General and administrative	35,112	31,639	124,874	118,602
Amortization of intangible assets	2,256	3,581	12,344	14,576
Restructuring and other related costs	4,096	577	6,717	10,122
Total operating expenses	163,641	155,156	627,752	595,933
Income (loss) from operations	11,261	25,358	(4,840)	(60,157)
Other income (expense), net:
Interest income	982	467	2,716	893
Interest expense	(8,814)	(7,255)	(30,609)	(26,015)
Gain on extinguishment of debt	—	—	—	15,521
Other gain (loss), net	4,739	18,852	15,325	14,247
Total other income (expense), net	(3,093)	12,064	(12,568)	4,646
Income (loss) before income taxes	8,168	37,422	(17,408)	(55,511)
(Benefit from) provision for income taxes	(4,705)	3,964	7,805	20,532
Net income (loss)	$12,873	$33,458	$(25,213)	$(76,043)
Net income (loss) per common share:
Basic	$0.06	$0.15	$(0.11)	$(0.35)
Diluted	$0.06	$0.14	$(0.11)	$(0.35)
Weighted average shares used in computing net income (loss) per common share:
Basic	230,509	219,921	226,726	216,376
Diluted	233,090	258,030	226,726	216,376

Infinera Corporation
GAAP to Non-GAAP Reconciliations
(In thousands, except percentages)
(Unaudited)

	Three months ended						Twelve months ended
	December 30, 2023		September 30, 2023		December 31, 2022		December 30, 2023		December 31, 2022
Reconciliation of Gross Profit and Gross Margin:
GAAP as reported	$174,902	38.6%	$158,320	40.3%	$180,514	37.1%	$622,912	38.6%	$535,776	34.1%
Stock-based compensation expense(1)	2,328		2,515		2,763		10,000		9,485
Amortization of acquired intangible assets(2)	—		3,528		4,451		10,621		23,138
Restructuring and other related costs(3)	2,218		—		37		2,218		222
Inventory related charges(4)	—		—		(269)		—		14,381
Global distribution center transition costs(5)	—		—		509		—		2,109
Warehouse fire loss (recovery)(6)	—		—		—		(1,985)		2,232
Non-GAAP as adjusted	$179,448	39.6%	$164,363	41.9%	$188,005	38.7%	$643,766	39.9%	$587,343	37.3%

Reconciliation of Operating Expenses:
GAAP as reported	$163,641		$150,665		$155,156		$627,752		$595,933
Stock-based compensation expense(1)	10,429		13,230		13,834		52,150		51,530
Amortization of acquired intangible assets(2)	2,256		2,976		3,581		12,344		14,576
Restructuring and other related costs(3)	4,096		400		577		6,717		10,122
Litigation charges (7)	—		—		—		—		1,350
Non-GAAP as adjusted	$146,860		$134,059		$137,164		$556,541		$518,355

Reconciliation of Income (Loss) from Operations and Operating Margin:
GAAP as reported	$11,261	2.5%	$7,655	2.0%	$25,358	5.2%	$(4,840)	(0.3)%	$(60,157)	(3.8)%
Stock-based compensation expense(1)	12,757		15,745		16,597		62,150		61,015
Amortization of acquired intangible assets(2)	2,256		6,504		8,032		22,965		37,714
Restructuring and other related costs(3)	6,314		400		614		8,935		10,344
Inventory related charges(4)	—		—		(269)		—		14,381
Global distribution center transition costs(5)	—		—		509		—		2,109
Warehouse fire loss (recovery)(6)	—		—		—		(1,985)		2,232
Litigation charges(7)	—		—		—		—		1,350
Non-GAAP as adjusted	$32,588	7.2%	$30,304	7.7%	$50,841	10.5%	$87,225	5.4%	$68,988	4.4%

	Three months ended			Twelve months ended
	December 30, 2023	September 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022
Reconciliation of Net Income (Loss):
GAAP as reported	$12,873	$(9,413)	$33,458	$(25,213)	$(76,043)
Stock-based compensation expense(1)	12,757	15,745	16,597	62,150	61,015
Amortization of acquired intangible assets(2)	2,256	6,504	8,032	22,965	37,714
Restructuring and other related costs(3)	6,314	400	614	8,935	10,344
Inventory related charges(4)	—	—	(269)	—	14,381
Global distribution center transition costs(5)	—	—	509	—	2,109
Warehouse fire loss (recovery)(6)	—	—	—	(1,985)	2,232
Litigation charges(7)	—	—	—	—	1,350
Gain on extinguishment of debt(8)	—	—	—	—	(15,521)
Foreign exchange (gains) losses, net(9)	(4,852)	7,527	(18,328)	(14,755)	(12,767)
Income tax effects(10)	(780)	(894)	(308)	1,292	1,319
Non-GAAP as adjusted	$28,568	$19,869	$40,305	$53,389	$26,133

Reconciliation of Adjusted EBITDA (11):
Non-GAAP net income	$28,568	$19,869	$40,305	$53,389	$26,133
Add: Interest expense, net	7,832	7,062	6,788	27,893	25,122
Less: Other gain (loss), net	(113)	(13)	524	570	1,480
Add: Income tax effects	(3,925)	3,360	4,272	6,513	19,213
Add: Depreciation	17,125	13,498	11,787	55,819	46,116
Non-GAAP as adjusted	$49,713	$43,802	$62,628	$143,044	$115,104

Net Income (Loss) per Common Share: GAAP
Basic	$0.06	$(0.04)	$0.15	$(0.11)	$(0.35)
Diluted(12)	$0.06	$(0.04)	$0.14	$(0.11)	$(0.35)

Weighted Average Shares Used in Computing GAAP Net Income (Loss) per Common Share:
Basic	230,509	228,077	219,921	226,726	216,376
Diluted(12)	233,090	228,077	258,030	226,726	216,376

	Three months ended			Twelve months ended
	December 30, 2023	September 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022
Net Income per Common Share: Non-GAAP
Basic	$0.12	$0.09	$0.18	$0.24	$0.12
Diluted(13)	$0.12	$0.08	$0.16	$0.23	$0.12

Weighted Average Shares Used in Computing Non-GAAP Net Income per Common Share:
Basic	230,509	228,077	219,921	226,726	216,376
Diluted(13)	259,210	257,219	258,030	255,468	219,398

(1)Stock-based compensation expense is calculated in accordance with the fair value recognition provisions of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation effective January 1, 2006. The following table summarizes the effects of stock-based compensation related to employees and non-employees (in thousands):

	Three months ended			Twelve months ended
	December 30, 2023	September 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022
Cost of revenue	$2,328	$2,515	$2,763	$10,000	$9,485
Total cost of revenue	2,328	2,515	2,763	10,000	9,485
Research and development	4,917	5,734	6,292	22,474	23,553
Sales and marketing	2,328	3,706	3,296	13,699	13,311
General and administration	3,184	3,790	4,246	15,977	14,666
Total operating expenses	10,429	13,230	13,834	52,150	51,530
Total stock-based compensation expense	$12,757	$15,745	$16,597	$62,150	$61,015
(2)Amortization of acquired intangible assets consists of developed technology and customer relationships acquired in connection with the acquisitions of Coriant and Transmode AB. GAAP accounting requires that acquired intangible assets are recorded at fair value and amortized over their useful lives. As this amortization is non-cash, Infinera has excluded it from its non-GAAP gross profit, operating expenses and net income measures. Management believes the amortization of acquired intangible assets is not indicative of ongoing operating performance and its exclusion provides a better indication of Infinera's underlying business performance.
(3)Restructuring and other related costs are primarily associated with the reduction of headcount, the reduction of operating costs and Infinera's restructuring of certain international research and development operations. In addition, this includes accelerated amortization on operating lease right-of-use assets due to the cessation of use of certain facilities. Management has excluded the impact of these charges in arriving at Infinera's non-GAAP results as they are non-recurring in nature and its exclusion provides a better indication of Infinera's underlying business performance.
(4)Inventory related charges were incurred as a result of the exit from certain product lines in connection with restructuring initiatives. Management has excluded the impact of these charges in arriving at Infinera's non-GAAP results as they are non-recurring in nature and their exclusion provides a better indication of Infinera's underlying business performance.
(5)Global distribution center transition costs were primarily freight and handling costs incurred to transfer and consolidate our inventory from existing warehouses to our global distribution center in southeastern Asia. Management has excluded the impact of these costs in arriving at Infinera's non-GAAP results as they are non-recurring in nature and their exclusion provides a better indication of Infinera's underlying business performance.
(6)Warehouse fire losses were incurred due to inventory destroyed in a warehouse fire in the third quarter of fiscal year 2022. Recoveries are recorded when they are probable of receipt. Management has excluded the impact of this loss and subsequent recoveries in arriving at Infinera's non-GAAP results as it is non-recurring in nature and its exclusion provides a better indication of Infinera's underlying business performance.
(7)Litigation charges are associated with the settlement of litigation matters. Management has excluded the impact of this charge in arriving at Infinera's non-GAAP results because it is non-recurring, and management believes that this expense is not indicative of ongoing operating performance.

(8)Gain on extinguishment of debt was recognized from the accounting for the partial repurchase of the 2024 convertible senior notes. Management has excluded the impact of this gain in arriving at Infinera's non-GAAP results as it is not indicative of ongoing operating performance and its exclusion provides a better indication of Infinera's underlying business performance.
(9)Foreign exchange (gains) losses, net, have been excluded from Infinera's non-GAAP results because management believes that this expense is not indicative of ongoing operating performance and its exclusion provides a better indication of Infinera's underlying business performance.
(10)The difference between the GAAP and non-GAAP tax provision is due to the net tax effects of above non-GAAP adjustments. Management believes the exclusion of these tax effects provides a better indication of Infinera's underlying business performance.
(11)Adjusted EBITDA is a non-GAAP supplemental measure of operating performance that does not represent and should not be considered an alternative to operating loss or cash flow from operations, as determined by GAAP. Infinera's adjusted EBITDA is calculated by excluding the above non-GAAP adjustments, interest expense, net, other gain (loss), net, income tax effects and depreciation expenses. Management believes that adjusted EBITDA is an important financial measure for use in evaluating Infinera's financial performance, as it measures the ability of our business operations to generate cash.
(12)The GAAP diluted shares include potentially dilutive securities from Infinera's stock-based benefit plans and convertible senior notes. These potentially dilutive securities are added for the computation of diluted net income per share on a GAAP basis in periods when Infinera has net income on a GAAP basis, as its inclusion provides a better indication of Infinera's underlying business performance.
For purposes of calculating GAAP diluted earnings per share, we used the following net income (loss) and weighted average common shares outstanding (in thousands, except per share data):

	Three months ended			Twelve months ended
	December 30, 2023	September 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022
GAAP net income (loss) for basic earnings per share	$12,873	$(9,413)	$33,458	$(25,213)	$(76,043)
Interest expense related to the convertible senior notes, net of tax	104	—	1,637	—	—
GAAP net income (loss) for diluted earnings per share	$12,977	$(9,413)	$35,095	$(25,213)	$(76,043)

Weighted average basic common shares outstanding	230,509	228,077	219,921	226,726	216,376
Dilutive effect of restricted and performance share units	682	—	1,574	—	—
Dilutive effect of employee stock purchase plan	—	—	18	—	—
Dilutive effect of 2024 convertible senior notes(a)	1,899	—	10,397	—	—
Dilutive effect of 2027 convertible senior notes(b)	—	—	26,120	—	—
Dilutive effect of 2028 convertible senior notes(c)	—	—	—	—	—
Weighted average dilutive common shares outstanding	233,090	228,077	258,030	226,726	216,376

GAAP net income (loss) per common share:
Basic	$0.06	$(0.04)	$0.15	$(0.11)	$(0.35)
Diluted	$0.06	$(0.04)	$0.14	$(0.11)	$(0.35)
(a)For the three- months ended September 30, 2023, there were 1.9 million shares excluded from the calculation of diluted net income (loss) per share due to their anti-dilutive effect. For the twelve- months ended December 30, 2023, and December 31, 2022, there were 5.8 million and 28.9 million shares, respectively, excluded from the calculation of diluted net loss per share, due to their anti-dilutive effect.
(b)For each of the three- months ended December 30, 2023, and September 30, 2023, there were 26.1 million shares excluded from the calculation of diluted net income (loss) per share, due to their anti-dilutive effect. For the twelve- months ended December 30, 2023, and December 31, 2022, there were 26.1 million and 26.9 million shares, respectively, excluded from the calculation of diluted net loss per share, due to their anti-dilutive effect.
(c)For the three- months ended December 30, 2023, September 30, 2023, and December 31, 2022, there were no shares excluded from the calculation of diluted net income (loss) per share. For the twelve- months ended December 30, 2023, and December 31, 2022, there were 0.9 million and zero shares, respectively, excluded from the calculation of diluted net loss per share, due to their anti-dilutive effect.

(13)The non-GAAP diluted shares include the potentially dilutive securities from Infinera's stock-based benefit plans and convertible senior notes. These potentially dilutive securities are added for the computation of diluted net income per share on a non-GAAP basis in periods when Infinera has net income on a non-GAAP basis as its inclusion provides a better indication of Infinera's underlying business performance. Refer to the diluted earnings per share reconciliation presented below.
For purposes of calculating non-GAAP diluted earnings per share, we used the following net income and weighted average common shares outstanding (in thousands, except per share data):

	Three months ended			Twelve months ended
	December 30, 2023	September 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022
Non-GAAP net income for basic earnings per share	$28,568	$19,869	$40,305	$53,389	$26,133
Interest expense related to the convertible senior notes, net of tax	1,652	1,359	1,637	5,370	—
Non-GAAP net income for diluted earnings per share	$30,220	$21,228	$41,942	$58,759	$26,133

Weighted average basic common shares outstanding	230,509	228,077	219,921	226,726	216,376
Dilutive effect of restricted and performance share units	682	1,123	1,574	1,674	2,935
Dilutive effect of employee stock purchase plan	—	—	18	53	87
Dilutive effect of 2024 convertible senior notes(a)	1,899	1,899	10,397	—	—
Dilutive effect of 2027 convertible senior notes(b)	26,120	26,120	26,120	26,120	—
Dilutive effect of 2028 convertible senior notes(c)	—	—	—	895	—
Weighted average dilutive common shares outstanding	259,210	257,219	258,030	255,468	219,398

Non-GAAP net income per common share:
Basic	$0.12	$0.09	$0.18	$0.24	$0.12
Diluted	$0.12	$0.08	$0.16	$0.23	$0.12
(a)For the twelve- months ended December 30, 2023, and December 31, 2022, there were 5.8 million and 28.9 million shares, respectively, excluded from the calculation of diluted net income per share, due to their anti-dilutive effect.
(b)For the twelve- months ended December 31, 2022, there were 26.9 million shares excluded from the calculation of diluted net income per share, due to their anti-dilutive effect.
(c)For the three- months ended December 30, 2023, September 30, 2023, and December 31, 2022, there were no shares excluded from the calculation of diluted net income per share. For the twelve- months ended December 31, 2022, there were no shares excluded from the calculation of diluted net income per share.

Infinera Corporation
GAAP to Non-GAAP Reconciliations
(In thousands)
(Unaudited)

Free Cash Flow
We define free cash flow as net cash provided by (used in) operating activities in the period minus the purchase of property and equipment made in the period.
Free cash flow is considered a non-GAAP financial measure under the SEC’s rules. Management believes that free cash flow is an important financial measure for use in evaluating Infinera's financial performance, as it measures our ability to generate additional cash from our business operations. Free cash flow should be considered in addition to, rather than as a substitute for, net loss as a measure of our performance or net cash provided by (used in) operating activities as a measure of our liquidity. Additionally, our definition of free cash flow is limited and does not represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other obligations. Therefore, we believe it is important to view free cash flow as supplemental to our entire statement of cash flows.

	Three months ended			Twelve months ended
	December 30, 2023	September 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022
Net cash provided by (used in) operating activities	$79,652	$(29,793)	$(564)	$49,510	$(37,560)
Purchase of property and equipment	(21,414)	(13,318)	(8,303)	(62,314)	(46,053)
Free cash flow	$58,238	$(43,111)	$(8,867)	$(12,804)	$(83,613)

Infinera Corporation
Condensed Consolidated Balance Sheets
(In thousands, except par values)
(Unaudited)

	December 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$172,505	$178,657
Short-term restricted cash	517	7,274
Accounts receivable, net	381,981	419,735
Inventory	431,163	374,855
Prepaid expenses and other current assets	129,218	152,451
Total current assets	1,115,384	1,132,972
Property, plant and equipment, net	206,997	172,929
Operating lease right-of-use assets	39,973	34,543
Intangible assets	24,819	47,787
Goodwill	240,566	232,663
Long-term restricted cash	837	3,272
Other long-term assets	50,662	44,972
Total assets	$1,679,238	$1,669,138
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$299,005	$304,880
Accrued expenses and other current liabilities	110,758	141,450
Accrued compensation and related benefits	85,203	78,849
Short-term debt, net	25,512	510
Accrued warranty	17,266	19,747
Deferred revenue	136,248	158,501
Total current liabilities	673,992	703,937
Long-term debt, net	658,756	667,719
Long-term accrued warranty	15,934	16,874
Long-term deferred revenue	21,332	23,178
Long-term deferred tax liability	1,805	2,348
Long-term operating lease liabilities	47,464	45,862
Other long-term liabilities	43,364	29,573
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value Authorized shares – 25,000 and no shares issued and outstanding	—	—
Common stock, $0.001 par value Authorized shares - 500,000 in 2023 and 500,000 in 2022 Issued and outstanding shares - 230,994 in 2023 and 220,408 in 2022	231	220
Additional paid-in capital	1,976,014	1,901,491
Accumulated other comprehensive loss	(34,848)	(22,471)
Accumulated deficit	(1,724,806)	(1,699,593)
Total stockholders' equity	216,591	179,647
Total liabilities and stockholders’ equity	$1,679,238	$1,669,138

Infinera Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Twelve months ended
	December 30, 2023	December 31, 2022
Cash Flows from Operating Activities:
Net loss	$(25,213)	$(76,043)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	78,784	83,830
Non-cash restructuring charges and other related costs	1,200	6,066
Amortization of debt issuance costs and discount	3,862	6,109
Operating lease expense	7,464	9,421
Stock-based compensation expense	62,150	61,015
Gain on extinguishment of debt	—	(15,521)
Other, net	(823)	1,218
Changes in assets and liabilities:
Accounts receivable	38,511	(69,024)
Inventory	(57,864)	(89,527)
Prepaid expenses and other current assets	9,683	(34,046)
Accounts payable	(2,921)	88,256
Accrued expenses and other current liabilities	(40,063)	(24,443)
Deferred revenue	(25,260)	15,129
Net cash provided by (used in) operating activities	49,510	(37,560)
Cash Flows from Investing Activities:
Purchase of property and equipment	(62,314)	(46,053)
Net cash used in investing activities	(62,314)	(46,053)
Cash Flows from Financing Activities:
Proceeds from issuance of 2028 Notes	98,751	373,750
Repayment of 2024 Notes	(83,446)	(280,842)
Payment of debt issuance cost	(2,108)	(12,451)
Proceeds from asset-based revolving credit facility	50,000	80,000
Repayment of asset-based revolving credit facility	(50,000)	(80,000)
Repayment of mortgage payable	(510)	(533)
Principal payments on finance lease obligations	(1,023)	(1,314)
Payment of term license obligation	(10,417)	(7,739)
Proceeds from issuance of common stock	14,931	15,189
Tax withholding paid on behalf of employees for net share settlement	(2,465)	(3,714)
Net cash provided by financing activities	13,713	82,346
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(16,253)	(12,051)
Net change in cash, cash equivalents and restricted cash	(15,344)	(13,318)
Cash, cash equivalents and restricted cash at beginning of period	189,203	202,521
Cash, cash equivalents and restricted cash at end of period(1)	$173,859	$189,203

Infinera Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Twelve months ended
	December 30, 2023	December 31, 2022
Supplemental disclosures of cash flow information:
Cash paid for income taxes, net	$14,109	$15,126
Cash paid for interest	$22,394	$14,787
Supplemental schedule of non-cash investing and financing activities:
Property and equipment included in accounts payable and accrued liabilities	$10,104	$7,435
Transfer of inventory to fixed assets	$1,847	$9,332
Unpaid term licenses (included in accounts payable, accrued liabilities and other long-term liabilities)	$23,326	$9,178
(1)     Reconciliation of cash, cash equivalents and restricted cash to the condensed consolidated balance sheets (in thousands):

	December 30, 2023	December 31, 2022

Cash and cash equivalents	$172,505	$178,657
Short-term restricted cash	517	7,274
Long-term restricted cash	837	3,272
Total cash, cash equivalents and restricted cash	$173,859	$189,203

Infinera Corporation
Supplemental Financial Information
(Unaudited)

	Q1'22	Q2'22	Q3'22	Q4'22	Q1'23	Q2'23	Q3'23	Q4'23
GAAP Revenue $(Mil)	$338.9	$358.0	$390.4	$485.9	$392.1	$376.2	$392.4	$453.5
GAAP Gross Margin %	32.9%	30.5%	34.4%	37.1%	37.5%	38.0%	40.3%	38.6%
Non-GAAP Gross Margin %(1)	36.2%	36.1%	37.8%	38.7%	38.8%	39.3%	41.9%	39.6%
GAAP Revenue Composition:
Domestic %	50%	51%	57%	61%	60%	58%	59%	67%
International %	50%	49%	43%	39%	40%	42%	41%	33%
Customers >10% of Revenue	—	1	1	1	—	1	1	1
Cash Related Information:
Cash from Operations $(Mil)	$15.8	$(72.4)	$19.6	$(0.6)	$(1.8)	$1.4	$(29.7)	$79.6
Capital Expenditures $(Mil)	$16.1	$10.6	$11.0	$8.3	$16.8	$10.8	$13.3	$21.4
Depreciation & Amortization $(Mil)	$21.6	$21.1	$21.3	$19.8	$19.6	$19.8	$20.0	$19.4
DSOs(2)	74	77	66	79	78	79	76	77
Inventory Metrics:
Raw Materials $(Mil)	$41.2	$50.4	$43.5	$48.7	$67.6	$85.4	$110.4	$133.6
Work in Process $(Mil)	$55.4	$58.9	$62.6	$66.6	$71.8	$71.9	$69.9	$68.4
Finished Goods $(Mil)	$195.1	$200.3	$224.9	$259.6	$273.6	$270.1	$276.6	$229.2
Total Inventory $(Mil)	$291.7	$309.6	$331.0	$374.9	$413.0	$427.4	$456.9	$431.2
Inventory Turns(3)	3.0	3.0	3.0	3.4	2.4	2.2	2.1	2.5
Worldwide Headcount	3,206	3,186	3,199	3,267	3,351	3,365	3,369	3,389
Weighted Average Shares Outstanding (in thousands):
Basic	212,182	215,509	217,620	219,921	222,393	225,922	228,077	230,509
Diluted	287,588	285,968	268,927	258,030	229,404	262,712	257,219	259,210
(1)Non-GAAP adjustments include stock-based compensation expenses, amortization of acquired intangible assets, restructuring and other related costs, inventory related charges, global distribution center transition costs and warehouse fire loss (recovery). For a description of this non-GAAP financial measure, please see the section titled, “GAAP to Non-GAAP Reconciliations” of this press release for a reconciliation to the most directly comparable GAAP financial measures. For reconciliations of prior periods that are not otherwise provided herein, see the prior period earnings releases available on our Investor Relations webpage.
(2)Infinera calculates DSO based on 91 days. Fiscal year 2022 was 53 weeks and the fourth quarter of fiscal year 2022 was 98 days. When calculation is based on 98 days, DSO was 85 days for the fourth quarter of fiscal year 2022.
(3)Infinera calculates non-GAAP inventory turns as annualized non-GAAP cost of revenue, which is calculated as GAAP cost of revenue less stock-based compensation expense, amortization of acquired intangible assets, restructuring and other related costs, inventory related charges, global distribution center transition costs and warehouse fire loss (recovery), as illustrated in the reconciliation of gross profit above, divided by the average inventory for the quarter.